Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2023 relating to the financial statements of ITT Inc. and subsidiaries (“the Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of ITT Inc. for the year ended December 31, 2022.

/s/ Deloitte and Touche LLP
May 23, 2023 Stamford, Connecticut